SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2001

KANA SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27163	77-0435679

(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025

(Address of principal executive offices)	(Zip Code)

(650) 614-8300

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.

          On June 29, 2001, Kana Software, Inc., a Delaware corporation, completed its acquisition of Broadbase Software, Inc., a Delaware corporation. Kana accounted for this acquisition under the purchase method of accounting. On August 24, 2001, Kana issued a Current Report on Form 8-K/A which included unaudited pro forma combined condensed statement of operations for the six-month period ended June 30, 2001, that presented the effect of the merger between Kana and Broadbase as if the merger occurred on January 1, 2001.

          Attached hereto as Exhibit 99.01 and incorporated herein in its entirety by reference is the unaudited pro forma combined condensed statement of operations for the nine-month period ended September 30, 2001, that presents the effect of the merger between Kana and Broadbase as if the merger occurred on January 1, 2001. No separate unaudited pro forma combined condensed balance sheet as of September 30, 2001 is presented because the merger of Kana and Broadbase was consummated on June 29, 2001. Therefore, the financial position of Broadbase as of September 30, 2001 is already included in the historical balance sheet of Kana as of the same date.

          The unaudited pro forma combined condensed statement of operations is based on the estimates and assumptions set forth in the notes to such statement. The unaudited pro forma combined condensed statement of operations is not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future.

          The unaudited pro forma combined condensed statement of operations should be read in conjunction with the historical financial statements of Kana included in Kana’s Annual Report on Form 10-K/A for the year ended December 31, 2000 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the historical financial statements of Broadbase included in Kana’s Current Report on Form 8-K filed on July 16, 2001, and other financial information pertaining to Kana and Broadbase.

Item 7: Financial Statements and Exhibits

          (c) Exhibits.

          The following exhibit is filed herewith:

99.01 Unaudited Pro Forma Combined Condensed Statement of Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2001	KANA SOFTWARE, INC.

	By:	/s/ Eric H. Willgohs
Eric H. Willgohs Secretary

EXHIBIT INDEX

Exhibit

99.01   Unaudited Pro Forma Combined Condensed Statement of Operations